AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1998

                                                     REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               TELEPAD CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                               52-1680936
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               -----------------

                               380 HERNDON PARKWAY
                                   SUITE 1900
                             HERNDON, VIRGINIA 22070
                                 (703) 834-9000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                   DONALD W. BARRETT, CHIEF EXECUTIVE OFFICER
                               380 HERNDON PARKWAY
                                   SUITE 1900
                             HERNDON, VIRGINIA 22070
        (703) 834-9000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                    Copy to:
                             Henry I. Rothman, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                           (212) 704-6000 (Telephone)
                           (212) 704-6288 (Facsimile)

                               -----------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as possible after the Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum    Proposed Maximum
Title of Each Class of             Amount to         Offering Price        Aggregate             Amount of
Securities to be Registered     be Registered (1)      Per Security       Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------
Class A Common Stock(2)         3,000,000 Shares          $.7185(3)        $ 2,155,500.00         $635.87
--------------------------------------------------------------------------------------------------------------
Class A Common Stock(4)         1,000,000 Shares           .7185(3)            718,500.00          211.96
--------------------------------------------------------------------------------------------------------------
Class A Common Stock(6)           200,000 Shares           .98  (7)            196,000.00           57.82
--------------------------------------------------------------------------------------------------------------
      Total                                                                $ 3,070,000.00         $905.65
--------------------------------------------------------------------------------------------------------------

-----------

(1) Pursuant to Rule 416, there also are being registered such additional shares of Class A Common Stock as may become issuable pursuant to anti-dilution and other adjustment provisions of the Convertible Notes, Put Notes, and Warrants. The issuance of 2,700,000 of the Shares offered hereby are subject to prior approval of the Company's shareholders in compliance with applicable Nasdaq requirements.

(2) Represents shares that may be offered for resale from time to time by certain Selling Securityholders subsequent to the conversion of certain Convertible Notes issued by the Company in May 1998 including shares issuable by the Company pursuant to a reset adjustment provision of the Convertible Notes in connection with which the Company has agreed with certain Selling Securityholders that the Company will issue additional shares of Common Stock in certain circumstances. Also includes additional reset shares that may be offered for resale from time to time by certain Selling Securityholders subsequent to the conversion of certain Put Notes (in the event Put Notes are issued by the Company).

(3) Based, pursuant to Rule 457(c), on $ .7185 per share which was the average of the high and low prices of the Registrant's Common Stock on the National Association of Securities Dealers Automated Quotation System on June 22, 1998.

(4) Represents shares that may be offered for resale from time to time by Selling Securityholders subsequent to the conversion of certain Put Notes. In the event the Company does not issue any Put Notes, or, the Put Notes or any portion thereof are issued but not converted, then to the extent such Put Notes are not issued and converted, the Company intends to use up to 1,000,000 shares registered pursuant to this Registration Statement as additional reset shares.

(5) Represents shares that are issuable upon exercise of certain warrants granted by the Company.

(6)   Based, pursuant to Rule 457(g), on the exercise price of the Warrants.

----------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
================================================================================

                    SUBJECT TO COMPLETION DATED JUNE 26, 1998

PROSPECTUS
                               TELEPAD CORPORATION

                    4,200,000 SHARES OF CLASS A COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)


            The Prospectus relates to the offer and sale from time to time for the account of certain Securityholders (the "Selling Securityholders") of TelePad Corporation, a Delaware corporation (the "Company") of up to 4,200,000 shares of Class A Common Stock, par value $.01 per share ("Common Stock"), of which 1,500,000 shares were issued in May 1998. See "The Company - Recent Developments" and "Selling Securityholders" and "Plan of Distribution."

            The shares offered hereby may be sold by the Selling Securityholders directly or through agents, underwriters or dealers as designated from time to time or through a combination of such methods. The Company will not receive any of the proceeds from any sale of shares by or for the account of the Selling Securityholders. The Selling Securityholders and any broker-dealers that participate with the Selling Securityholders in the distribution of the shares offered hereby may be deemed to be underwriters and any commissions received or profit realized by them in connection with the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to bear all expenses relating to this registration, other than underwriting discounts and commissions. In addition, the Company has agreed to indemnify the Selling Stockholders against certain liabilities. See "Selling Stockholders" and "Plan of Distribution."

            The Common Stock is quoted on the NASDAQ SmallCap Market under the symbol "TPADA". On June 22, 1998, the closing sale price of the Common Stock as reported by NASDAQ was $ .7185.

                            ------------------------

   THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. AN INVESTMENT IN THESE SECURITIES SHOULD ONLY BE MADE BY INVESTORS
    WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON
                                     PAGE 7.

                            -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------








             THE DATE OF THIS PROSPECTUS IS _________________, 1998.

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, Seven World Trade Center, 13th Floor, New York, New York 10048 and
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company (at http://www.sec.gov).

                      INFORMATION INCORPORATED BY REFERENCE

            The Company's (i) Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997, heretofore filed by the Company with the Commission (File No. 0-21934); (ii) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998; (iii) Current Report of Form 8-K filed with the SEC on June 11, 1998, and (iv) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 14, 1993 under the 1934 Act, including any amendment or report filed by the Company for the purpose of updating such description, Each document filed by the Company subsequent to the date of the Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"), including exhibits relating thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the office of the Commission.

            THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE EXPRESSLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO TELEPAD CORPORATION, 380 HERNDON PARKWAY, SUITE 1900, HERNDON, VIRGINIA 20170, (703) 834-9000, ATTENTION: ROBERT D. RUSSELL, CHIEF FINANCIAL AND ACCOUNTING OFFICER.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this Prospectus.

      To inform investors of the Company's future plans and objectives, this Prospectus (and other reports and statements issued by the Company and its officers from time to time) contain certain statements concerning the Company's future results, future performance, intentions, objectives, plans and expectations that are or may be deemed to be "forward-looking statements." The Company's ability to do this has been fostered by the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company believes it is in the best interest of investors to take advantage of the "safe harbor" provisions of the Reform Act. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that, in addition to general economic and business conditions and those described in "Risk Factors" could cause the Company's actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements.

                                   THE COMPANY

            TelePad Corporation (the "Company") designs, develops and markets mobile computing and communication systems for customers whose work forces include substantial numbers of mobile field workers in remote locations ("Field Force Workers"). The Company's approach is to provide hardware and software products that support an enterprise's field force workers, connect the Field Force Workers to their home office, and direct information to the home office staff and back to the workers in the field. Through this approach, the Company believes that its customers can significantly enhance profitability and customer service by providing more effective tools and communications to their Field Force Workers.

FIELD FORCE SOLUTIONS STRATEGY

            The Company's value proposition is that customers can gain significant competitive advantages through automation of that portion of their work forces which operate "in the field", outside a traditional office environment. To that end, the Company endeavors to provide total field force solutions comprised of purpose-built computer hardware and software linked to the enterprise through wireless communications ("Field Force Solutions"). Recognizing the need to tailor such solutions to each individual customer, the Company's Field Force Solutions strategy incorporates consulting and systems integration services.

            To implement its Field Force Solutions strategy, the Company developed the TelePad line of computers and peripherals specifically designed for the unique requirements of Field Force Workers. It also offers its customers the services of its staff of professional management consultants, engineers, and application programmers. Furthermore, it supports the integration of its products with third-party hardware products, software products, and wireless services. Accordingly, a Field Force Solution may be comprised of off-the-shelf products combined with custom-built or tailored products and services.

            As the Field Force Solutions strategy necessarily requires expertise in its customers' business, the Company focuses on a limited set of industries. Currently, these are the utilities, cable television, public safety, and military equipment maintenance industries.

            From  1993  (the  time of the  Company's  initial  public  offering)
through 1996, the Company devoted most of its resources to developing and manufacturing its TelePad line of computer hardware. Since 1996 the Company has enhanced the TelePad 3 to remain within the competitive range with respect to technology, but more emphasis is being placed on applying the Company's knowledge of field force automation by offering integrated solutions to potential customers. Such solutions include reselling hardware from manufacturers other than the Company where appropriate and offering software, systems integration, and services.

            The Company was incorporated in Delaware on April 11, 1990. Its executive offices are located at 380 Herndon Parkway, Suite 1900, Herndon, Virginia 22070. The Company's telephone number is (703) 834-9000.

RECENT DEVELOPMENTS

            On May 27, 1998, the Company, pursuant to a Share Purchase Agreement dated as of May 27, 1998 (the "Purchase Agreement"), acquired from Christine LeMaire and Dean N. Eisenberger (collectively the "L&E Shareholders"), all of the outstanding capital stock of L&E Mobile Computer Mounts, Inc. ("L&E"). L&E is a distributor, installer and integrator of vehicle mounted mobile computers, and a distributor and manufacturer of mobile mounting products. At closing, among other things, the Company paid a total of $1,300,000 in cash to the L&E Shareholders ("Cash Consideration") and issued to them a total of (a) 900,000 shares of Common Stock (the "Common Stock Consideration"), and (b) 950,000 shares, having a liquidation preference of $1.00 per share, of a new series of preferred stock designated Series C 7% Cumulative Redeemable Convertible
Preferred Stock ("Preferred Shares"). The Company is obligated to pay an additional sum as additional consideration (the "Additional Consideration") to the L&E Shareholders within a specified number of days after the earlier of (i) the third anniversary of the closing under the Purchase Agreement (the "Closing"), (ii) the date on which any event included in the definition of "Acceleration Event" occurs (including specified changes in control of the Company and certain other extraordinary events regarding the Company or L&E) and
(iii) at the Company's option, on an earlier date (the "Additional Consideration Payment Date"). The amount of the Additional Consideration will be based on either (a) a formula using a multiple of L&E's average annual "stand-alone" earnings before income taxes, depreciation and amortization (as defined in the Purchase Agreement) from the Closing to the Additional Consideration Payment Date, or (b) at the Company's option, the present value on the Additonal Consideration Payment Date of $20,000,000 discounted from the third anniversary of the Closing, assuming a discount rate of 8.5% per annum. As a condition to the Closing, as a capital contribution, the Company concurrently issued a non-recourse $333,000 note payable to L&E, which bears interest at a rate of 12% per annum, and which matures 60 days following the Closing. The Company is obligated to make additional capital contributions to L&E of $333,000 on May 27, 1999 and $334,000 on May 27, 2000.

            The Company obtained $1,000,000 of the Cash Consideration through a portion of the proceeds realized on May 27, 1998 from the Company's private sale (the "Private Placement") of convertible notes in the aggregate principal amount of $1,500,000 (the "Convertible Notes") to certain private investors (collectively, the "Investors"). The Company, in connection with the Private Placement, also issued to certain placement agents warrants to purchase 200,000 shares of Common Stock, at an exercise price of $0.98 per share subject to certain anti-dilution and other adjustment provisions set forth therein (the "Warrants"). Each Convertible Note bears interest at a rate of 8% per annum, matures on the first anniversary of the Closing, and is convertible, in $25,000 increments, at the discretion of the holder into Common Stock from time to time until the principal balance and all unpaid interest on such Convertible Note is paid in full (the "Conversion Date") at a specified per share conversion price. The Company has issued into escrow 1,500,000 shares of Common Stock reserved for issuance in connection with the conversion of the Convertible Notes. The issuance of any additional shares (in excess of such 1,500,000 shares) to be issued by the Company to the Investors with respect to the conversion of the Convertible Notes, and issuance of the Put Notes (if any), or to certain placement agents upon exercise of the Warrants, are subject to prior approval by the Company's shareholders. The conversion price of the Convertible Notes will be $0.98 per share if the conversion occurs within the first 120 days following the Closing, and thereafter if the average closing bid price for the Common Stock on the NASDAQ SmallCap Market, or any other securities exchange or securities market on which the Common Stock is then traded for any five consecutive days is less than $1.31, then the conversion price per share will be the lesser of (i) 75% of the average closing bid price of the Common Stock on the NASDAQ SmallCap Market, or any other securities exchange or securities market on which the Common Stock is then traded, for the five consecutive trading days immediately preceding the Conversion Date, or (ii) $0.98. The Company has granted the Investors, a security interest in all of the Company's assets, other than the L&E Stock, to secure the Convertible Notes. The Investors have agreed to subordinate their security interest in the Company's assets in favor of liens in connection with non-convertible debt financing on reasonable commercial terms by the Company but up to a maximum prior lien of $1,000,000 and provided the Investors have been given seven business days prior notice of such financing. The Company is also entitled, subject to certain conditions, to require the Investors to acquire an additional aggregate amount of $1,000,000 of notes (with each Investor to purchase an amount equal to two-thirds of the amount of Convertible Notes purchased by such Investor in the Private Placement (the "Put Notes"). In the event of the issuance and conversion of the Put Notes, the conversion price, per share, of such Notes will be 85% of the average closing bid price for the Common Stock on the Nasdaq SmallCap Market, or on any securities exchange or other securities market on which the Common Stock is then being traded for the five days immediately preceding the conversion date. The Put Notes are also subject to certain antidilution and other adjustment provisions as agreed upon by the Company and the Investors.

                                  THE OFFERING


Securities Registered.............................  4,200,000 shares of Common
                                                    Stock

Common Stock outstanding
   prior to the offering hereby...................  13,021,874 shares of Common
                                                    Stock(1)

Common Stock outstanding
   after the offering hereby......................  14,852,486 shares of Common
                                                    Stock (2)

Common Stock trading symbol
   on NASDAQ......................................  TPADA

---------------------
(1) Does not include 42,558,921 shares of Common Stock reserved for issuance upon the exercise of outstanding options and warrants (issued prior to the Private Placement) to purchase Common Stock.

(2) Assumes conversion of the Convertible Notes and the Put Notes based upon a price of $.98 per share; also assumes exercise of all the Warrants. Does not include additional shares that may be issued at a later date (the "Reset Date") by the Company in the event of certain adjustments in the number of shares issuable upon conversion of the Convertible Notes and the Put Notes and changes in market price of the Company's shares (the "Reset Shares"). See "The Company-Recent Developments". The actual number of Reset Shares that may be issued pursuant to the Private Placement is dependent upon the market price of the Common Stock during the five trading days prior to a Reset Date and will therefore vary according to actual market conditions prevailing during those time periods. The Company and the Investors have agreed that Reset Shares shall be reserved, for the purpose of this offering, by providing for the registration of 20,000 shares for each $10,000 of Convertible Notes issued by the Company in its $1,500,000 Private Placement, which equals 3,000,000 shares (1,500,000 shares of which have been delivered into escrow by the Company for delivery to the Investors upon conversion, if any, of the Convertible Notes). Of such 3,000,000 shares, 1,530,612 shares would be issuable at the initial conversion price of $.98 per share. Accordingly, up to 1,469,388 shares registered hereby would be available for use as Reset Shares (to the extent such shares are issued by the Company at a future date). In the event the Company does not issue any Put Notes, or, the Put Notes or any portion thereof are issued but not converted, then to the extent that such Put Notes are not issued and converted, the Company intends to use up to 1,000,000 shares of Common Stock registered pursuant to the Registration Statement as additional Reset Shares. The issuance of 2,700,000 of the shares that may be offered hereby are subject to prior approval of the Company's shareholders in compliance with applicable Nasdaq requirements.

                                  RISK FACTORS

            An investment in the securities offered hereby is highly speculative in nature, involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should give careful consideration to the following risk factors in evaluating the Company and its business before purchasing any securities offered hereby.

            GOING CONCERN CONSIDERATIONS. The Report of the Company's Independent Auditors accompanying the Company's audited Financial Statements for the year ended December 31, 1997, contains an explanatory paragraph as to the uncertainty of the Company's ability to continue as a going concern. Among the factors cited in that report as raising substantial doubts as to the Company's ability to continue as a going concern are the Company losses from operations and negative operating cash flows. In the event the Company is unable to generate revenues sufficient to cover operating expenses or obtain additional financing, the Company may be unable to satisfy most of its current liabilities and would be unable to sustain its operations at the current level thereafter. The inability to do so may have a material adverse effect on the Company's business and financial condition.

            LIQUIDITY; WORKING CAPITAL NEEDS. To meet working capital cash requirements, the Company intends to complete additional financings including the issuance of the Put Notes. There can be no assurance that the Company can or will be able to issue the Put Notes or obtain sufficient funds to meet, in whole or in part, its working capital needs from collections of product sales. There can be no assurance that the Company will be capable of raising additional capital thereafter, or that the terms upon which such additional funding would be available to the Company would be acceptable, in which case the Company could be required to curtail materially, suspend or cease operations.

            DILUTION; IMPACT OF SALE OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE NOTES AND THE PUT NOTES, AND EXERCISE OF THE WARRANTS WARRANTS. The purchasers of the shares offered hereby may experience substantial dilution in the net tangible value of their shares in the event of the conversion of any or all of the Convertible Notes, the Put Notes and the exercise of the Warrants. The Company may issue Put Notes possibly resulting in the issuance of Common Stock at discounts from future market prices of the Common Stock, which could result in substantial dilution to existing holders of Common Stock. The sale of such Common Stock acquired at a discount could have a negative impact on the trading price of the Common Stock and could increase the volatility in the trading price of the Common Stock.

            The Convertible Notes and the Put Notes, if any are issued, are convertible into Common Stock at discounts from future market prices of the Common Stock which could result in substantial dilution to existing holders of Common Stock. In addition, the Company may issue additional Shares of Common Stock in the future that are reserved for issuance upon the exercise of outstanding options and warrants at various exercise prices which could result in substantial dilution to existing holders of the Company's Common Stock. See "The Offering". The sale of such Common Stock acquired at a discount could have a negative impact on the trading price of the Common Stock and could increase the volatility in the trading price of the Common Stock.

            DELAYS IN PRODUCT COMMERCIALIZATION. The Company has experienced substantial technical and financial difficulties that have led to significant delays in the commencement of product commercialization. The Company anticipates that the delays in commencing commercial production of the TelePad 3 it has experienced, have and may continue to adversely affect the demand for TelePad 3s as potential customers elect to purchase competing products. There can be no assurance that the Company ever will successfully commercialize the TelePad 3 or any other product. See "Risk Factors -- Dependence on Manufacturer and Suppliers," and "-- Unproven Products; Reliance on a Single Product; Need for Market Acceptance."

            SUBSTANTIAL OPERATING LOSSES; NO ASSURANCE OF SUCCESS. The Company has incurred substantial operating losses since its inception. At March 31, 1998, the Company had an accumulated deficit since inception of $36,465,089. The Company's losses have continued since that date. Such deficits reflect the cost of developmental and other start-up activities, including the industrial design, development and marketing of TelePad computers and management's efforts to obtain financing for the Company, without significant offsetting revenues. The Company expects to continue to incur significant losses in the future. However, management believes that it has developed a plan of operations which, if successfully implemented, should permit the Company to achieve and sustain profitable operations. The Company's proposed operations are subject to numerous risks associated with establishing any new business, including unforeseeable expenses, delays and complications, as well as specific risks of the computer industry. There can be no assurance that the Company's plan of operations will be successful, that it will be able to market any product on a commercial scale, that it will achieve or sustain profitable operations or that it will be able to remain in business.

            DEPENDENCE ON MANUFACTURER AND SUPPLIERS. The Company has no manufacturing capability and, therefore, contracts with third parties to perform its manufacturing and out-sources production of components. The components of the TelePads are supplied by various sources. Certain of the components are highly technical in nature and, with respect to such components, there can be no assurance that the Company would be able to locate, on a timely basis or at all, alternative sources of supply. The inability to locate such alternative sources of supply may have a material adverse effect on the Company's business and financial condition.

            RISK OF PRODUCT LIABILITY. The Company is subject to the inherent business risk of product liability claims in the event that any of its products are alleged to have resulted in adverse effects to a user of such products. The Company does not presently carry product liability insurance, but the Company expects that it will obtain such insurance. However, there can be no assurance that adequate product liability insurance can be obtained at acceptable costs. In the event of an uninsured or inadequately insured product liability claim, the Company's business and financial condition could be materially adversely affected.

            RAPID TECHNOLOGICAL CHANGE; POSSIBLE OBSOLESCENCE. The Company's products and marketing strategy are subject to rapid technological changes, short product life cycles, product obsolescence, and rapid price erosion, particularly with respect to the hardware components which represent the most significant portion of the Company's business. The Company believes that its future success will depend in significant part upon its ability to continue full-scale production and sale of the TelePad 3 and to develop new products and services incorporating technological changes and meeting changing customer demands. To the extent products developed by the Company are based upon evolving new technology, sales of such products may be adversely affected if such technology ultimately is not widely accepted. If the Company does not successfully develop and introduce new or enhanced products in a timely manner, any competitive position the Company may develop could be lost and the Company's sales, if any, would be reduced. There can be no assurance that the Company will have sufficient funds to sustain its development activities, that any such activities will be successful or that any such activities will enable the Company to obtain or maintain any competitive advantage. See "-- Going Concern Considerations."

            UNPROVEN PRODUCTS; RELIANCE ON SINGLE PRODUCT; NEED FOR MARKET ACCEPTANCE. The primary product currently being marketed by the Company is the TelePad 3. There is no assurance that the TelePad 3 or any other product the Company may develop will achieve market acceptance. It is anticipated that many potential purchasers of the TelePad 3 will require that it pass elaborate tests performed both by the Company and, in many instances, by the user itself, prior to completion of their purchases. No assurance can be given that the TelePad 3 will satisfactorily pass such tests or, if it does, that the product will function during actual operating use at levels acceptable to users or will operate free of maintenance, product control or other performance problems for sustained periods of time. In addition, users may be reluctant to purchase any products from the Company unless they are satisfied as to the Company's ability to provide an adequate supply of its products, as well as its continued viability, as to neither of which assurance can be given. See "-- Going Concern Considerations" and "-- Liquidity; Working Capital Needs."

            LIMITED MARKETING CAPABILITIES. Because of the sophisticated nature of its products and the early stage of development of the field force computing industry, the Company must expend substantial resources to identify prospective customers and educate them as to the merits of the Company's products and strategy. There can be no assurance the Company will have sufficient funds or resources to market its products effectively. In addition, the Company's marketing efforts have been and will continue to be adversely affected to the extent that its supply of products is disrupted and design defects occur. See "-- Delays in Product Commercialization." Failure to market the Company's products effectively would impair the Company's ability to generate revenues from product sales.

            COMPETITION. The Company currently is subject to substantial competition and management expects competition in the field force computing industry to intensify in the future. There can be no assurance that competing products will not be introduced that achieve greater market acceptance than, or are technologically superior to, the TelePad 3. Most of the Company's competitors and future competitors are, or can be expected to be, larger than the Company and to have more extensive experience and records of successful operations than the Company. Such competitors also have, or can be expected to have, greater financial, marketing and other resources, more employees and larger facilities than the Company now has or can be expected to have in the foreseeable future. In particular, certain of the Company's present and future competitors are, or can be expected to be, the most prominent and well-respected computer manufacturers in the world, including IBM (the Company's prior sole source supplier of microprocessors), Fujitsu Limited, Toshiba Corp., NEC Technologies, Panasonic, Zenith Data Systems Corp., Symbol, Telxon, Motorola, Samsung and others. The Company believes that such companies have the resources and technological capability to produce and market products competitive with, if not superior to, the TelePads. In addition, the Company expects that other competitors will emerge and competing products will be introduced in the near future. No assurance can be given that the Company will be able to compete successfully or that competitive pressures will not adversely affect its financial performance.

            LIMITED PATENT PROTECTION. Other than the four patents on the multi-purpose handle and adjustable locking handle mechanism used on the TelePads, the Company currently does not have patents relating to its products, although its patent application for the industrial and mechanical design of the portable electronic platform which is the basis of the TelePad 3 has been allowed. There can be no assurance patents will be issued on the basis of the Company's applications. Further, the Company otherwise does not intend to pursue patents, because it does not believe that the technology it employs is patentable. While the Company views the patents relating to the multi-purpose handle used on the TelePads as important to the value of the TelePads as a whole, there can be no assurance that any issued patent will provide the Company with a meaningful competitive advantage, that competitors will not design alternatives to reduce or eliminate the benefits of any issued patent or that challenges will not be instituted against the validity or enforceability of these patents. Other companies may obtain patents claiming products or processes that are necessary for, or useful to, the development of the Company's products, in which event the Company may be required to obtain licenses for patents or for proprietary technology in order to develop, manufacture or market its products. There can be no assurance that the Company would be able to obtain such licenses on commercially reasonable terms, if at all.

            It is the Company's practice to protect its proprietary materials and processes by relying on trade secret laws and non-disclosure and confidentiality agreements. There can be no assurance that confidentiality or trade secrets will be maintained or that others will not independently develop or obtain access to such materials or processes.

            DEPENDENCE ON KEY PERSONNEL; NEED TO RETAIN TECHNICAL PERSONNEL. The Company's success will depend to a large extent upon the continued contributions of Donald W. Barrett, currently Chief Executive Officer and Ronald C. Oklewicz, currently President. The loss of the services of any or all of the executive personnel could materially adversely affect the Company. The Company also has entered into employment agreements with Messrs. Barrett and Oklewicz. The Company has obtained term key-person life insurance coverage in the amount of $2,000,000 on the life of Mr. Oklewicz.

            The success of the Company also will depend, in part, upon its ability to retain qualified engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in the geographical area of the Company's business and there can be no assurance that the Company will be successful in recruiting or retaining qualified personnel.

            GOVERNMENT REGULATION. The TelePad 3 and the TelePad SL are subject to government regulation of electromagnetic emissions that are conducted from the devices over power lines, when the devices are operated from AC wiring, and radiated through the air. In particular, the regulations of the Federal Communications Commission ("FCC") require products of this kind to have been approved by the FCC as meeting the Class B digital device requirements under Parts 2 and 15 of the FCC rules before the products may be marketed (i.e. imported, sold or leased or advertised for sale or lease). These regulations are designed to minimize interference with certain other electronic products and communications services. The approvals (a form of equipment authorization known as "certification") are granted only after the products have passed various electromagnetic compatibility tests and an application submitted to the FCC has been granted. The FCC approves equipment of the kind produced by the Company only on the condition that operation of the equipment not cause interference to licensed radio communications and that the equipment accept interference from licensed radio facilities, even if the interference results in undesirable operation of the equipment. Modems that the Company sells for the connection of the TelePad SL and the TelePad 3 to the public switched telephone line are subject to certification under the FCC Rules in the same manner and subject to an additional approval requirement of "registration" under Part 68 of the FCC Rules governing certain telephone equipment.

            Although the TelePad 3 and TelePad SL have received FCC certification, the devices must continue to comply with federal regulations. Changes in the design of the products generally will require the Company to have the products reexamined as to continued compliance. Depending on the nature of the change, the products may be subject to the receipt of new or modified approvals before the changed products may be marketed.

            The Company also must ensure that the TelePad 3 and TelePad SL comply with the Occupational Safety and Health Act ("OSHA") regulations requiring electrical equipment to have been approved for safety by a nationally recognized testing laboratory. Safety approvals for the TelePad SL and the TelePad 3 have been obtained. Changes in either device may require retesting and further approvals, which could result in delay that could have an adverse material effect on the Company.

            To the extent that the Company desires to sell its products internationally, it also will be required to comply with the regulations of other nations as to electrical emissions and safety, some of which may be expected to be more stringent than those imposed by the FCC or under regulations adopted by OSHA. In particular, the TelePad 3 currently is certified for sale within the European Union (the "EU"), whose standards are more stringent, in order to permit export to members of the EU, including the United Kingdom.

            To  the  extent  that  the  Company  sells  products,   directly  or
indirectly, to the United States Government, the Company's contracts and subcontracts will be subject to termination, reduction or modification at the Government's convenience.

            Failure to comply with FCC, OSHA and other governmental regulations would have a material adverse effect on the Company. The delay associated with obtaining any future approvals may also have a material adverse effect on the Company.

            POSSIBLE  ADVERSE  EFFECTS  OF  AUTHORIZATION  OF  PREFERRED  STOCK;
ANTI-TAKEOVER EFFECTS; STAGGERED BOARD. The Company's Second Restated Certificate of Incorporation, as amended (the "Charter"), authorizes the issuance of a maximum of 5,000,000 shares of Preferred Stock on terms which may be fixed by the Company's Board of Directors without further stockholder action (of which 950,000 Preferred Shares were issued in connection with the acquisition of L&E). The terms of any series of Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Class A Common Stock. The issuance of Preferred Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Class A Common Stock, or otherwise dilute the rights of holders of Class A Common Stock and the market price of the Class A Common Stock. The classification of the Company's Board of Directors would have the effect of delaying a change in control of the Company. The rights of the holders of Class A Common Stock would be subject to, and may be adversely affected by the rights of the holders of Preferred Stock that may be issued in the future.

            NO DIVIDENDS. The Company has not paid any cash dividends and does not presently intend to pay cash dividends. It is not likely that any cash dividends will be paid in the foreseeable future.

            VOLATILITY OF STOCK PRICE. The trading price of the Common Stock has been volatile, and it may continue to be so. Such trading price could be subject to wide fluctuations in response to announcements of business and technical developments by the Company or its competitors, quarterly variations in operating results, and other events or factors, including expectations by investors and securities analysts and the Company's prospects. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market price of the Company's shares of Class A Common Stock, at times for reasons unrelated to its operating performance. Such broad market fluctuations may adversely affect the price of the Common Stock in the future.

            YEAR 2000 ISSUES. The Company is aware of the computing issues associated with the coming of the millennium (year 2000), most notably whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Based on preliminary investigations, the Company currently believes that computers and software used in its operations and sold by the Company require that the TelePad 3 computer clock be reset in order to operate properly after 1999. The Company is working with its suppliers and customers to either verify year 2000 compliance or identify and execute appropriate changes to make such systems year 2000 compliant. The Company believes that the cost of completing any modifications for year 2000 compliance to the systems used or sold by the Company will not be material. However, there can be no assurance that the Company's suppliers will be correct in their assertions that their products are year 2000 compliant or that the Company's estimate of the cost of systems modifications for year 2000 compliance will prove ultimately to be correct.


                                 USE OF PROCEEDS

            The shares of Common Stock offered hereby are being registered for the account of the Selling Securityholders, and accordingly, the Company will not receive any of the proceeds from the sale of such shares.


                            DESCRIPTION OF SECURITIES

GENERAL

            The authorized capital stock of the Company consists of an aggregate of 95,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of the date hereof, there were outstanding 13,021,874 shares of Common Stock and 950,000 Preferred Shares.

CLASS A COMMON STOCK

            Holders of Common Stock have one vote per share on each matter submitted to a vote of the stockholders. Holders of the Class A Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from legally available sources as determined by the Board of Directors, subject to any preferential dividend rights of the Preferred Stock (described below). Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of the Common Stock are entitled to receive assets of the Company available for distribution to the stockholders, subject to the preferential rights of the Preferred Stock.

TRANSFER AGENT AND WARRANT AGENT

            The Company's transfer agent for Common Stock is American Stock Transfer & Trust Company, New York, New York.

                             SELLING SECURITYHOLDERS

            The Shares being offered for resale by the Selling Securityholders were acquired in connection with the May 1998 Private Placement under the terms provided in certain Subscription Agreements. In connection with the Private Placement, the Company granted the Selling Securityholders certain registration rights pursuant to which the Company agreed not to take any action to terminate the Registration Statement, of which this Prospectus is a part, until the earliest of (i) three years after the effectiveness of the Registration Statement of which this Prospectus forms a part (or such other Registration Statement described in the Subscription Agreements), (ii) repayment of the amounts due under the notes issued pursuant to the Subscription Agreements, or
(iii) the sale by the subscribers and placement agents of all the shares of Common Stock issuable pursuant to the Subscription Agreement.

            The following table sets forth certain information regarding the ownership of shares of Common Stock by the Selling Securityholders as of June 22, 1998, assuming the conversion of the Preferred Shares, the Convertible Notes, the Put Notes, and the exercise of the Warrants offered hereby and the issuance of all the Reset Shares. The information in the table concerning the Selling Securityholders who may offer shares hereunder from time to time is based on information currently available to the Company, except for the assumed conversions and exercise described above. Information concerning the Selling Securityholders may change from time to time and any changes of which the Company is advised will be set forth in a Prospectus Supplement to the extent required. See "Plan of Distribution."


                                                Shares of            Maximum
                                              Common Stock          Shares of
                                             Owned Prior to       Common Stock
                                               Offering(1)         to be Sold
                                                ---------           ---------
Libra Finance S.A                                 100,000             100,000
Sun Capital LLC                                     7,333               7,333
Ellis Enterprises Ltd.                            226,000             226,000
Beeston Investments Ltd.                          293,333             293,333
The Hewlett Fund, Inc.                            240,000             240,000
Investcor  LLC                                    400,000             400,000
Austrot Anstalt Schaan                          1,000,000           1,000,000
Balmore Funds S.A                               1,000,000           1,000,000
The Gross Foundation, Inc.                        933,333             933,333
                                                ---------           ---------
Total                                           4,199,999(2)        4,199,999(2)
                                                =========           =========

-------------

(1) Includes (i) 1,530,612 shares of Common Stock, issuable upon conversion of the Convertible Notes based upon an assumed average closing bid price of $.98 per share for the five trading days prior to the date of conversion which have been allocated between the Investors, (ii) an aggregate assumed total of 1,000,000 shares issuable upon conversion, if any, of the Put Notes, and (iii) 200,000 shares issuable to certain placement agents in connection with the Private Placement. Also includes an estimated 1,469,388 Reset Shares that could be issuable at the Reset Date. The actual number of Reset Shares that may be issued pursuant to the Agreement is dependent upon the market price of the Common Stock during the five trading day period prior to a Reset Date, and will therefore vary according to actual market conditions prevailing during those time periods. The actual number of Reset Shares that may be issued cannot be determined at this date and it is possible that no Reset Shares will be issued by the Company. In the event the Company does not issue any Put Notes, or, the Put Notes or any portion thereof are issued but not converted, then to the extent such Put Notes are not issued and converted, the Company intends to use up to 1,000,000 shares of Common Stock registered pursuant to the Registration Statement as additional Reset Shares. See "The Offering".

(2) Total number of shares reflects rounding of fractions to the nearest share.

            The Selling Securityholders are not affiliated with the Company. Except for Ellis Enterprises Ltd., Libra Finance S.A. and Sun Capital, LCC (who were placement agents in connection with the Private Placement) the Selling Securityholders have not had any material relationships with the Company within the past three years.

                              PLAN OF DISTRIBUTION

            The  distribution  of the  shares  offered  hereby  by  the  Selling
Securityholders may be effected from time to time in one or more transactions (which may involve block transactions), in special offerings, exchange distributions and/or secondary distributions, in negotiated transactions, in settlement of short sales of Common Stock or a combination or such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected on a stock exchange, on the over-the-counter market or privately. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders for whom they may act as agent (which compensation may be in excess of customary commissions). Without limiting the foregoing, such brokers may act as dealers by purchasing any and all of the Shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus. The Selling Stockholders and any broker-dealers or other persons acting on the behalf of parties that participate with such Selling Stockholders in the distribution of the Shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling Stockholders with respect to the offer or sale of the Shares pursuant to this Prospectus.

            At the time that any particular offering of Shares is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of Shares being offered, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

            Each of the Selling Stockholders may from time to time pledge the Shares owned by it to secure margin or other loans made to such Selling Stockholder. Thus, the person or entity receiving the pledge of any of the

Shares may sell them, in a foreclosure sale or otherwise, in the same manner as described above for such Selling Stockholder.

            The Company will not receive any of the proceeds from any sale of the shares of Class A Common Stock by the Selling Stockholders offered hereby.

            The Company and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company shall bear customary expenses incident to the registration of the shares of Class A Common Stock for the benefit of the Selling Stockholders in accordance with such agreements, other than underwriting discounts commissions and attorneys' fees directly attributable to the sale of such securities by or on behalf of the Selling Stockholders.

            In connection with the Private Placement, the Company granted the Selling Securityholders certain registration rights pursuant to which the Company agreed not to take any action to terminate the Registration Statement, of which this Prospectus is a part, until the earliest of (i) three years after the effectiveness of the Registration Statement of which this Prospectus forms a part (or such other Registration Statement described in the Subscription Agreements), (ii) repayment of the amounts due under the notes issued pursuant to the Subscription Agreements, or (iii) the sale by the subscribers and placement agents of all the shares of Common Stock issuable pursuant to the Subscription Agreement.

                                  LEGAL MATTERS

            The validity of the Common Stock offered hereby will be passed upon by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York.

                                     EXPERTS

            The financial statements of TelePad Corporation appearing in TelePad Corporation's Annual Report (Form 10-KSB) for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 8 to the financial statements) included therein and are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

            The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement under the 1933 Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission.

=======================================  =======================================

      NO PERSON HAS BEEN AUTHORIZED IN
CONNECTION   WITH  THE  OFFERING  MADE
HEREBY TO GIVE ANY  INFORMATION  OR TO
MAKE ANY  REPRESENTATION NOT CONTAINED
IN THIS  PROSPECTUS OR A SUPPLEMENT TO
THIS  PROSPECTUS,  AND,  IF  GIVEN  OR
MADE,     SUCH      INFORMATION     OR
REPRESENTATION MUST NOT BE RELIED UPON
AS  HAVING  BEEN   AUTHORIZED  BY  THE
COMPANY,  THE SELLING  STOCKHOLDER  OR
ANY   OTHER   PERSON.   NEITHER   THIS
PROSPECTUS  NOR ANY SUPPLEMENT TO THIS
PROSPECTUS  CONSTITUTES  AN  OFFER  TO
SELL OR A SOLICITATION  OF AN OFFER TO
BUY,  ANY  SECURITIES  OTHER  THAN THE
SECURITIES  TO WHICH IT  RELATES OR AN             4,200,000 SHARES OF
OFFER TO SELL OR THE  SOLICITATION  OF            CLASS A COMMON STOCK
AN OFFER TO BUY SUCH SECURITIES IN ANY
JURISDICTION  WHERE,  OR TO ANY PERSON
TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN
OFFER  OR  SOLICITATION.  NEITHER  THE
DELIVERY  OF THIS  PROSPECTUS  NOR ANY
SUPPLEMENT TO THIS  PROSPECTUS NOR ANY             TELEPAD CORPORATION
SALE  MADE   HEREUNDER  OR  THEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE  AFFAIRS OF THE  COMPANY
SINCE THE DATE  HEREOF OR  THEREOF  OR
THAT THE INFORMATION  CONTAINED HEREIN
IS CORRECT  AS OF ANY TIME  SUBSEQUENT
TO  THE   DATES  AS  OF   WHICH   SUCH
INFORMATION IS FURNISHED.

          -----------------                            PROSPECTUS
                                                       ----------
          TABLE OF CONTENTS
                                  PAGE

Available Information............... 2
Information Incorporated by
 Reference.......................... 2
Prospectus Summary.................. 3
The Company......................... 3
The Offering........................ 6
Risk Factors........................ 7
Use of Proceeds.....................12
Description of Securities ..........12
Selling Securityholders.............13
Plan of Distribution................14
Legal Matters.......................16
Experts.............................16
Additional Information..............16

                                                  _____________ , 1998



=======================================  =======================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company.

           Registration fee - Securities and Exchange Commission   $      905.65
           Legal fees and expenses                                     20,000.00
           Blue Sky fees and expenses                                   1,000.00
           Accounting fees and expenses                                 5,000.00
           Miscellaneous                                                1,094.35
                                                                   -------------

                          Total                                    $   28,000.00
                                                                   -------------




ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Second Restated Certificate of Incorporation, as amended, and By-Laws of the Company, as amended, provide that the Company shall indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law.

            Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to the indemnification of officers and directors, which
Section is hereby incorporated herein by reference.

ITEM 16.  EXHIBITS.


Exhibit
No.            Document
-------        --------
4.1*      Form of Warrant issued in 1998 Private Placement.
5.1* Opinion and consent of Parker Chapin Flattau & Klimpl, LLP as to the legality of the securities being offered.
10.1*     Form of Subscription Agreement
10.2*     Form of Convertible Note
10.3*     Form of Put Note
10.4*     Form of Security Agreement
21.1*     List of Subsidiaries
23.1*     Consent of Ernst & Young LLP, Independent Auditors
23.2* Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1) 24.1* Powers of Attorney of certain Officers and Directors of the Registrant (included on signature page).
---------------
*     Filed herewith.

ITEM 17.    UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

                        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or l5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, State of Virginia, on the 22nd day of June, 1998.

                                                   TELEPAD CORPORATION

                                                   By  /S/ DONALD W. BARRETT
                                                     ---------------------------
                                                     Donald W. Barrett, Chief
                                                     Executive Officer


                                POWER OF ATTORNEY

            The undersigned directors and officers of TelePad Corporation hereby constitute and appoint Donald W. Barrett and Ronald C. Oklewicz, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and hereby ratify and confirm that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of June, 1998.

          SIGNATURE                          TITLE

/S/   DONALD W. BARRETT           Chairman of the Board and Chief Executive
---------------------------       Officer
Donald W. Barrett



/S/ RONALD C. OKLEWICZ            President
---------------------------
Ronald C. Oklewicz



/S/ ROBERT D. RUSSELL             Vice President (Chief Financial and Accounting
---------------------------       Officer), Secretary and Treasurer
Robert D. Russell



/s/ JOHN P. DIESEL                Director
---------------------------
John P. Diesel



/s/ SYDNEY J. DANKMAN             Director
---------------------------
Sydney J. Dankman



/S/ JOHN M. TOUPS                 Director
---------------------------
John M. Toups



/S/ ALAN B. SALISBURY             Director
---------------------------
Alan B. Salisbury

                                  EXHIBIT INDEX


Exhibit
No.                      Document
-------                  --------

4.1*        Form of Warrant from 1998 Private Placement.
5.1*        Opinion and consent of Parker Chapin Flattau & Klimpl, LLP as to the legality of the securities being offered.
10.1*       Form of Subscription Agreement
10.2*       Form of Convertible Note
10.3*       Form of Put Note
10.4*       Form of Security Agreement
21.1*       List of Subsidiaries
23.1*       Consent of Ernst & Young LLP, Independent Auditors
23.2*       Consent of Parker Chapin Flattau & Klimpl,  LLP (included in Exhibit
            5.1) 24.1* Powers of Attorney of certain Officers and Directors of the Registrant (included on signature page).

-------------------
*     Filed herewith.